UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

                              Indiana                       1-15983                       38-3354643

            (State or other jurisdiction     (Commission                 (IRS Employer

                      of incorporation)                 File No.)                  Identification No.)

2135 West Maple Road

Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In response to worsening economic conditions, ArvinMeritor, Inc. (“ArvinMeritor”) is announcing that it is decreasing the base salaries of its senior executives by 10% as part of a more general cost cutting initiative. The salary decreases apply to, among other executives: Charles G. McClure, Chairman of the Board, Chief Executive Officer and President; Vernon G. Baker, II, Senior Vice President and General Counsel; Jeffrey A. Craig, Senior Vice President, Chief Financial Officer and Acting Controller; Carsten J. Reinhardt, Senior Vice President and President, Commercial Vehicle Systems; Philip R. Martens, Senior Vice President and President, Light Vehicle Systems; and James D. Donlon, III, Executive Vice President.

The salary decreases, which will be effective beginning January 16, 2009, are intended by ArvinMeritor to be temporary, although there can be no assurances as to when the original salary rates will be reinstated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

                                                                     Vernon G. Baker, II

                                                                     Senior Vice President and

                                                                     General Counsel

Date: January 5, 2009